UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 20, 2011

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On January 20, 2011, the Board of Directors of Hewlett-Packard Company (“HP”) elected Shumeet Banerji, Chief Executive Officer of Booz & Company; Gary M. Reiner, former Chief Information Officer of General Electric Company and current Special Advisor to private equity firm General Atlantic; Patricia F. Russo, former Chief Executive Officer of Alcatel-Lucent; Dominique Senequier, Chief Executive Officer of AXA Private Equity; and Margaret C. Whitman, former President and Chief Executive Officer of eBay Inc., to serve as directors of HP effective on January 21, 2011 (the “Effective Date”).  The five new directors will stand for re-election at HP’s next annual meeting of stockholders, which is scheduled to be held on March 23, 2011 (the “Stockholder Meeting”).  None of the new directors has been named to serve on any committee of the Board, and the information about whether any of the new directors is expected to be named to serve on any committees of the Board has not been determined or is unavailable at the time of this filing.

Each of the new directors will participate in the non-employee director compensation arrangements generally applicable to all HP non-employee directors. Under the terms of those arrangements as currently in effect, each new director will receive, among other things (i) an annual cash retainer of $100,000, which he or she may elect to receive in the form of HP securities, and an annual equity retainer of $175,000 paid at his or her election either in the form of restricted stock units or in equal amounts of restricted stock units and stock options, in each case prorated to reflect his or her service for a partial term; and (ii) $2,000 in cash for each Board meeting attended in excess of six per year. Each new director also will be eligible to participate in the product matching portion of the HP Employee Giving Program under which each non-employee director may contribute up to $100,000 worth of HP products each year to a qualified charity by paying 25% of the list price of those products, with HP contributing the remaining cost.

A copy of HP’s press release announcing the election of the new directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2011, the HP Board of Directors approved an amendment to Section 3.2 of Article III of HP’s Amended and Restated Bylaws (the “Bylaws”) to increase the size of the Board from 12 to 17 directors effective on the Effective Date.

Item 8.01.	Other Events.

On January 20, 2011, HP announced that current directors Joel Z. Hyatt, John R. Joyce, Robert L. Ryan and Lucille S. Salhany will not stand for re-election to the HP Board of Directors at the Stockholder Meeting.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release, dated January 20, 2011, entitled “HP Announces Changes to Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: January 20, 2011	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated January 20, 2011, entitled “HP Announces Changes to Board of Directors.”